Exhibit (H)(4)(a)

September 6, 2012

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Attention: David Robinson

Re: ICON Funds

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new fund to be known as the ICON Opportunities Fund, which is expected to become effective on September 28, 2012.

In accordance with the Section 10.1 of the Investment Accounting Agreement dated as of March 1, 2010 by and among State Street Bank and Trust Company (“State Street”) and the Trust (as amended, modified or supplemented from time, the “Agreement), the undersigned Trust hereby requests that State Street act as accounting agent for the new fund under the terms of the Agreement. The attached Schedule A has been updated to reflect the addition of the new fund and a reorganization of existing funds and should replace the Schedule A attached to the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

ICON FUNDS

By:	/s/ Donald Salcito
Name:	Donald Salcito
Title:	Secretary, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Mark Nicholson
Name:	Mark Nicholson
Title:	Senior Vice President, Duly Authorized
Effective Date:	September 17, 2012

SCHEDULE A

TO

Investment Accounting Agreement

Fund	Classes of Shares
ICON Asia-Pacific Region Fund	Classes A, C, and S
ICON Fund	Classes A, C, and S
ICON Equity Income Fund	Classes A, C, and S
ICON Europe Fund	Classes A, C, and S
ICON Income Opportunity Fund	Classes A, C, and S
ICON International Equity Fund	Classes A, C, and S
ICON Long/Short Fund	Classes A, C, and S
ICON Bond Fund	Classes A, C, and S
ICON Consumer Discretionary Fund	Classes A, C, and S
ICON Energy Fund	Classes A, C, and S
ICON Financial Fund	Classes A, C, and S
ICON Healthcare Fund	Classes A, C, and S
ICON Industrials Fund	Classes A, C, and S
ICON Information Technology Fund	Classes A, C, and S
ICON Consumer Staples Fund	Classes A, C, and S
ICON Materials Fund	Classes A, C, and S
ICON Utilities Fund	Classes A, C, and S
ICON Opportunities Fund	—

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